Exhibit 99.1

nLIGHT Expands Offerings to Directed Energy Market with Acquisition of Nutronics

VANCOUVER, Wash., November 14, 2019 - nLIGHT, Inc. (Nasdaq: LASR) today announced the completion of the acquisition of privately held Nutronics, Inc. for $17.5 million in cash and $15.8 million of restricted stock units (RSUs) that will be issued as part of ongoing employment agreements. Nutronics is a leading developer of coherently combined lasers and beam control systems for high-energy laser (HEL) systems serving the defense market. Based in Longmont, Colorado, Nutronics was founded in 1995, and currently has 32 full-time employees.

“The acquisition of Nutronics complements nLIGHT’s current directed energy offerings, opening a significantly larger portion of the technology value stack in this attractive growth market,” commented Scott Keeney, nLIGHT’s President and Chief Executive Officer. “With the addition of Nutronics, nLIGHT will offer customers a broad range of directed energy products, from semiconductor lasers through beam control. Nutronics brings to nLIGHT a deep engineering team with demonstrated success in developing directed energy technologies.”

Nutronics builds upon nLIGHT’s current directed energy offerings, which encompass industry leading semiconductor laser and fiber laser technologies. Adding Nutronics’ capabilities in developing and demonstrating key solutions essential to high-power applications opens significant new addressable market for nLIGHT. Nutronics’ expertise in beam combination and beam control are foundational to the continued development of HEL systems and the evolution of the directed energy market from the lab to the field.

“Joining the nLIGHT team will enable Nutronics to accelerate our ongoing work in supporting HEL development and better positions the company to execute on our recent contract awards,” commented Jeff Barchers, Nutronics’ Chief Executive Officer and Chief Technology Officer. “The potential for collaboration between the Nutronics and nLIGHT teams, and our shared vision of the market opportunity, will create significant value for our customers and the directed energy market as a whole.”

The acquisition of Nutronics is projected to add between $25.0 million to $40.0 million to nLIGHT’s 2020 revenues. The transaction was funded through cash on nLIGHT’s balance sheet.

In conjunction with the transaction, nLIGHT’s Board of Directors authorized nLIGHT to repurchase up to $10.0 million of its outstanding shares of common stock. This program is intended to offset RSU grants awarded in connection with the transaction. The repurchases will be made from time to time on the open market at prevailing market prices or in negotiated transactions off the market and are expected to comply with Rule10b-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Safe Harbor Statement

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Words such as “expected,” “intended,” “estimates,” and similar expressions may identify these forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding the expected growth rate and addressable opportunity of the directed energy laser market, the effect of any share repurchases we make, the expected revenue contribution of the Nutronics acquisition, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including but not limited to: (1) our ability to generate sufficient revenues to achieve or maintain profitability in the future, (2) fluctuations in our quarterly results of operations and other operating measures, (3) downturns in the markets we serve could materially adversely affect our revenues and profitability, (4) our high levels of fixed costs and inventory levels may harm our gross profits and results of operations in the event that demand for our products declines or we maintain excess inventory levels, (5) the competitiveness of the markets for our products, (6) our substantial sales and operations in China, which expose us to risks inherent in doing business there, (7) the effect of current and potential tariffs and global trade policies on the cost of our products, (8) our manufacturing capacity and operations may not be appropriate for future levels of demand, (9) our reliance on a small number of customers for a significant portion of our revenues and (10) the risk that we may be unable to protect our proprietary technology and intellectual property rights. Additional information concerning these and other factors can be found in nLIGHT's filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors and uncertainties identified in the “Risk Factors” section of nLIGHT's Annual Report on Form 10-K or subsequent filings with the SEC. nLIGHT undertakes no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

About nLIGHT

nLIGHT, Inc. is a leading provider of high-power semiconductor and fiber lasers for industrial, microfabrication, aerospace and defense applications. Our lasers are changing not only the way things are made but also the things that can be made. Headquartered in Vancouver, Wash., nLIGHT employs over 1,000 people with operations in the U.S., China and Finland. For more information, please visit www.nlight.net.

For more information contact:

Jason Willey
Investor Relations and Corporate Development
nLIGHT, Inc.
(360) 567-4890
jason.willey@nlight.net